SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 13, 2007

MISSION COMMUNITY BANCORP

(Exact name of registrant as specified in its charter)

California	333-12892	77-0559736
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employee Identification No.)

581 Higuera Street, San Luis Obispo, CA 93401

(Address of principal executive offices)

(Zip code)

(805) 782-5000

(Registrant’s telephone number including area code)

(Former name or former address, if changed since last report) Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 502.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 3, 2007 Brooks Wise entered into an employment agreement with Mission Community Bank, the wholly-owned subsidiary of Mission Community Bancorp, to serve as the Bank’s President.   Mr. Wise’ employment with the Bank will start on June 18, 2007.   Mr. Wise will also serve as an Executive Vice President of Mission Community Bancorp and as a director of both Mission Community Bank and Mission Community Bancorp.

Mr. Wise has over 24 years of banking experience, serving for the last 11 years with Union Bank of California, most recently as that bank’s Regional Vice President, Los Angeles Business Banking (with responsibilities covering Los Angeles, Santa Barbara, San Luis Obispo and Ventura Counties).

Pursuant to the terms of his employment agreement, Mr. Wise has agreed to serve as the President of Mission Community Bank through December 31, 2009.  Mr. Wise is to receive an annual base salary of $135,000, with increases in the sole discretion of the Board of Directors.  He is also a participant in Mission Community Bancorp’s Incentive Compensation Plan.  Mr. Wise will also receive an automobile allowance of $750 per month.  The employment agreement further provides that Mr. Wise shall be granted an option to purchase a number of shares of common stock equal to the lesser of (i) 25,000 shares or (ii) 5% of the number of shares issued in a public offering conducted by the Company prior to December 31, 2007 at a purchase price equal to the greater of the fair market value of the stock on the date of grant or the sales price of the stock in the public offering.  The options will be for a term of ten years and will vest in 5 annual installments of 20% per year over a period of 5 years.  If the public offering does not occur or is terminated prior to closing, Mr. Wise will not receive any options pursuant to his employment agreement.  In the event Mr. Wise’s employment is terminated without cause, he will be entitled to a payment equal to 6 months of his base salary as in effect immediately prior to his termination of employment, payable in equal installments over 6 months and his bonus earned prior to the date of termination.  In the event Mr. Wise’s employment is terminated in the event of a change in control, or if he leaves employment for good cause after a change in control has occurred, Mr. Wise shall be entitled to 12 months of his base salary in effect immediately prior to the date of termination payable in one lump sum payment and his incentive bonus earned prior to his date of termination.

Item 9.01 Financial Statements and Exhibits

(c)  Exhibits

Exhibit No.	Description

10.1	Employment Agreement dated June 3, 2007 between Mission Community Bank and Brooks Wise

99.1	Press Release dated June 13, 2007

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 13, 2007	MISSION COMMUNITY BANCORP

	By:	/s/ Anita M. Robinson
Anita M. Robinson, President and Chief Executive Officer

Exhibit Index

Exhibit No.	Exhibit Title

10.1	Employment Agreement dated June 3, 2007 between Mission Community Bank and Brooks Wise

99.1	Press Release dated June 13, 2007